MEMORANDUM OF UNDERSTANDING

      This Memorandum sets forth an outline of the terms of an Employment Contract pursuant to which International Flavors & Fragrances Inc. ("IFF") will employ Richard Goldstein ("Executive") as its Chairman and CEO.

I.         Term:                        Five years from date first employed.

II.        Annual Compensation

           Salary:                      Not less than $900,000.

           Bonus: Based on performance. First year guarantee $590,000 (which represents 60% of salary), under plan to be adopted by IFF shareholders at annual meeting. No proration.

           Long Term Incentive:         Based on performance. First year
                                        guarantee $720,000 (which represents 80% of salary), under plan to be adopted by IFF shareholders at annual meeting. No proration.

           Annual Stock Option          First year 100,000 shares. Thereafter
            Grant:                      annual stock option grant of shares with
                                        Black-Scholes value of $590,000. First
                                        year grant will be made after IFF
                                        shareholders have approved new stock
                                        option plan at annual meeting.

           Expenses:                    $120,000 per year to cover incidental
                                        business related expenses.

           Benefits:                    Participate in IFF programs for its
                                        executives. IFF will provide Executive
                                        supplemental individual life insurance,
                                        group life insurance, long term
                                        disability, accidental death, etc. in
                                        order that total benefits provided to
                                        Executive by IFF will be equivalent to
                                        benefits provided to Executive by
                                        Unilever (Executive's current employer).


III        Sign on Stock Option         500,000 shares. This grant will be made
            Grant:                      upon date of employment to the extent
                                        shares are available under existing
                                        stock option plan. Balance of grant will be made after IFF shareholders have approved new plan at annual meeting.

IV.        Forfeiture Makeups:          When Executive leaves Unilever,
                                        Executive will be required to give up
                                        certain grants. To keep Executive whole, IFF will provide the following:

                                        (a)   Payment of $2,118,750, payable
                                        when Unilever would have made identical
                                        payments under Unilever's long term
                                        incentive plan.

                                        (b)   Payment of $871,000 to compensate
                                        Executive for loss of ability to
                                        exercise "in the money" vested options
                                        which Unilever has the right to cancel.
                                        If Unilever permits exercise of these
                                        options, the amount would not be due
                                        from IFF. It is understood that, if this amount is due to Executive from IFF, Executive will have the right to take amount in IFF stock and/or cash.

                                        (c)   Grant of stock option for 100,000
                                        shares under new plan approved by IFF
                                        shareholders at annual meeting. This is
                                        to compensate executive for loss of his
                                        remaining Unilever stock options which
                                        are under water and unvested.

V.        Pension Make-up:              In no event will Executive receive less
                                        pension on his retirement from IFF after five (5) years than he would have received had he staved at Unilever for another five (5) years. If retirement from IFF occurs prior to five (5) years, the five (5) year pension credit will be calculated based on Executive's earnings at IFF and, before IFF, at Unilever during the five (5) years immediately preceding such retirement.

VI.       Severance:                    If Executive's employment is terminated
                                        prior to five (5) years by the Company
                                        "without cause" or by the Executive for
                                        "good reason":

                                        (a) Executive will receive salary, bonus and benefits for the remaining term of his employment contract, but not for less than two years. For example:

                                        Year of       Period of
                                        Termination   Receipt
                                        -----------   -------

                                        Year 1        5 years
                                        Year 2        4 years
                                        Year 3        3 years
                                        Year 4        2 years} Payable under IFF

                                        Year 5        2 years} normal severance
                                                               policy

                                        (b) Sign on stock option grant will
                                            become/remain fully exercisable for
                                            its full term.

                                        (c) Pension benefit payable to Executive
                                            under Section V above will remain
                                            fully in force.

                                        If Executive's employment is terminated
                                        (i) after five (5) years or (ii) prior
                                        to five (5) years other than by the
                                        Company "without cause" or by the
                                        Executive for "good reason", any
                                        payments to Executive will be determined under then normal IFF policy.


INTERNATIONAL FLAVORS &
FRAGRANCES INC



By:/s/ RICHARD M. FURLAUD               /s/ RICHARD A. GOLDSTEIN
   ------------------------------       ---------------------------------
                                            Richard A. Goldstein